                            JOINT FILING INFORMATION

Reporting Person:        HIGHLAND CAPITAL MANAGEMENT, L.P.

Address:                 300 CRESCENT COURT, SUITE 700
                         DALLAS, TEXAS 75201

Designated Filer:        HIGHLAND CAPITAL MANAGEMENT, L.P.

Issuer and Symbol:       NEXPOINT CREDIT STRATEGIES FUND ("NHF")

Date of Event
Requiring Statement:     11/3/2014

                         /s/ James D. Dondero, President
Signature:               ---------------------------------------------
                         James D. Dondero, President

Reporting Person:        DONDERO, JAMES D.

Address:                 300 CRESCENT COURT, SUITE 700
                         DALLAS, TEXAS 75201

Designated Filer:        HIGHLAND CAPITAL MANAGEMENT, L.P.

Issuer and Symbol:       NEXPOINT CREDIT STRATEGIES FUND ("NHF")

Date of Event
Requiring Statement:     11/3/2014

                         /s/ James D. Dondero
Signature:               ---------------------------------------------
                         James D. Dondero